Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STERIS plc, an Irish public limited company (the “Registrant”), does hereby constitute and appoint Walter M Rosebrough, Jr., Michael J. Tokich and J. Adam Zangerle, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) one or more Registration Statements on Form S-4 (the “Form S-4 Registration Statement”) relating to the registration of the offer of the ordinary shares, par value $0.001 per share, of the Registrant, and such other securities, if any, that the offer of which is registered pursuant to the Form S-4 Registration Statement, (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of February, 2021.

/s/ Walter M Rosebrough, Jr.	/s/ Michael J. Tokich
Walter M Rosebrough, Jr. President and Chief Executive Officer, Director	Michael J. Tokich Senior Vice President and Chief Financial Officer
/s/ Karen L. Burton	/s/ Dr. Mohsen M. Sohi
Karen L. Burton Vice President, Controller and Chief Accounting Officer	Dr. Mohsen M. Sohi Chairman of the Board
/s/ Richard C. Breeden	/s/ Daniel A. Carestio
Richard C. Breeden Director	Daniel A. Carestio Director
/s/ Cynthia L. Feldmann	/s/ Christopher Holland
Cynthia L. Feldmann Director	Christopher Holland Director
/s/ Dr. Jacqueline B. Kosecoff	/s/ David B. Lewis
Dr. Jacqueline B. Kosecoff Director	David B. Lewis Director
/s/ Dr. Nirav R. Shah	/s/ Dr. Richard M. Steeves
Dr. Nirav R. Shah Director	Dr. Richard M. Steeves Director